Exhibit 10.9

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is dated as of March 10, 2022 (the “Effective Date”), by and between ROADRUNNER SOLUTIONS LLC, a Delaware limited liability company (“Sublandlord”), with an address of One Patriots Park, Bedford, Massachusetts 01730, and HOMOLOGY MEDICINES, INC., a Delaware corporation (“Subtenant”), with an address of One Patriots Park, Bedford, Massachusetts 01730. All capitalized terms used in this Sublease and not otherwise defined herein shall have the meaning set forth in the Master Lease (as defined below).

RECITALS

A. Patriots Park Owner, LLC (“Master Landlord”), as successor-in-interest to Bedford Patriots Park, LLC, as landlord, and Sublandlord, as successor-in-interest to Subtenant, as tenant, are parties to that certain Lease Agreement dated December 21, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 8, 2019 (the “First Amendment”), as amended by that certain Second Amendment to Lease dated as of March 15, 2019 (the “Second Amendment”), as amended by that certain Third Amendment to Lease dated as of November 9, 2021 (the “Third Amendment”), and as amended by that certain Fourth Amendment to Lease dated as of even date herewith (the “Fourth Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment, and the Third Amendment, the “Master Lease”), pursuant to which Sublandlord leases from Master Landlord approximately 91,529 rentable square feet of space (the “Premises”) located on the first (1st) and second (2nd) floors of the building located at One Patriots Park, Bedford, Massachusetts 01730 (the “Building”).

B. Sublandlord desires to sublease a portion of the Premises to Subtenant, and Subtenant desires to sublease a portion of the Premises from Sublandlord, pursuant to the terms and conditions of this Sublease.

AGREEMENT

Now, Therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.
Subleased Premises.
1.1
Subleased Premises. Sublandlord hereby subleases to Subtenant that portion of the Premises set forth on Exhibit A attached hereto and incorporated herein by this reference consisting of approximately 26,850 rentable square feet of space on the first (1st) floor of the Building comprised of: (a) approximately 19,400 rentable square feet of space for Subtenant’s exclusive use outlined on Exhibit A attached hereto (the “Exclusive Subleased Premises”), and (b) approximately 7,450 rentable square feet of space representing Subtenant’s allocated portion of the “Shared Space” outlined on Exhibit A attached hereto (being Rooms 1100, 1101, 1135, 1136, 1136A, 1137, 1145, 1146) for Subtenant’s non-exclusive use together with Sublandlord and any other subtenants or licensees of Sublandlord (collectively, the “Subleased Premises”), and

Subtenant hereby subleases the Subleased Premises from Sublandlord, pursuant to the terms and conditions of this Sublease, the Master Lease, and the Consent (as hereinafter defined), as applicable. On the Effective Date, Sublandlord shall deliver possession of the Subleased Premises to Subtenant in accordance with this Sublease unless delayed as a result of any cause beyond the reasonable control of Sublandlord.
1.2
Delivery. Subtenant acknowledges and agrees that Sublandlord is not obligated to separately demise the Subleased Premises from the remainder of the Premises; provided that effective as of the Sublease Commencement Date (as hereinafter defined), access into the Subleased Premises, other than the Shared Space, shall be limited exclusively to Subtenant and its employees and agents (subject to Sublandlord and Master Landlord’s access rights pursuant to all terms and conditions of the Master Lease, including, without limitation, Article 27 of the Master Lease, as incorporated into this Sublease, and pursuant to Sections 1.1 above and 7.1(m) below) by way of electronic access cards provided to Subtenant. Notwithstanding the foregoing, Sublandlord shall have the right, subject to (i) Subtenant’s approval not to be unreasonably withheld, conditioned, delayed or denied, (ii) all terms and conditions of the Master Lease, and (iii) Master Landlord’s approval, to separately demise the Subleased Premises at any time during the Sublease Term (“Demising Work”). Sublandlord and Subtenant shall negotiate in good faith regarding the scope, schedule and budget for the Demising Work, and shall keep Master Landlord reasonably apprised of the same; provided, however, that if the parties cannot reach an agreement within fifteen (15) days of Sublandlord providing notice to Subtenant that it intends to perform the Demising Work, then Sublandlord’s reasonable determinations regarding the scope, schedule and budget for the Demising Work will prevail. To the extent the Demising Work is undertaken, the Demising Work shall be performed in compliance with this Sublease and the Master Lease, and the cost for such Demising Work shall be paid equally by Sublandlord and Subtenant. Subtenant shall reimburse Sublandlord for Subtenant’s fifty percent (50%) portion of the costs of the Demising Work within thirty (30) days of receiving an invoice therefor; provided that if Sublandlord and Subtenant do not agree on the budget under the prior sentence, Subtenant’s fifty percent (50%) portion of the costs of the Demising Work will not exceed $150,000.00. Subtenant acknowledges and agrees that any Demising Work at any time shall not entitle Subtenant to any abatement of rent, constitute an eviction of Subtenant, constructive or otherwise, or impose upon Sublandlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business by Subtenant; provided that such Demising Work, if any, shall be undertaken in compliance with the terms and conditions set forth in the Master Lease and shall not materially interfere with Subtenant’s business in the Subleased Premises or its use of or access to the Subleased Premises; provided further that Subtenant acknowledges and agrees that such Demising Work will and may cause dust and noise and require Subtenant to move its personal property to allow for such Demising Work and Sublandlord will not be required to perform the Demising Work outside of normal business hours unless requested by Subtenant and Subtenant pays any additional cost related to such after-hours work.
1.3
Subtenant’s Access. Subject to any supervening events of force majeure, emergencies, casualty or condemnation, and to the rights of the Master Landlord under the Master Lease, Sublandlord will provide Subtenant, its employees and invitees access, on a non-exclusive basis, to the Subleased Premises through the main entrance (Suite 1100), the employee entrance (Suite 1108), the collaboration/laboratory entrance (Suite 1207), the laboratory corridor (suite 1161A), the egress corridor (Suite 1005) and the loading dock twenty-four (24) hours each day, seven (7) days per week. Access shall be provided in the form of an electronic card key or badge system for the Building. All such access shall be subject to such reasonable rules and regulations as Sublandlord and Master Landlord shall impose from time to time and all terms and conditions of the Master Lease. Except to the extent of Sublandlord’s gross negligence or willful misconduct, Sublandlord shall have no liability to Subtenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Subleased Premises or the Building, and Sublandlord shall not be required to insure against any such losses. Prior to the substantial completion of the Demising Work, except to the extent of its gross negligence or willful misconduct, Subtenant shall have no liability to Sublandlord or the Sublandlord Parties (as defined below) for losses due to theft or burglary, or for damages done by unauthorized persons on the Subleased Premises or the Building, and Subtenant shall not be required to insure against any such losses. Sublandlord shall provide Subtenant, at Sublandlord’s sole cost and expense, with one access card for each of Subtenant’s initial employees working in the Subleased Premises as of the Sublease Commencement Date, totaling one hundred fifteen (115) cards. For each additional or replacement key/card, Subtenant shall pay to Sublandlord as Other Charges the amount set forth on Schedule A attached hereto and incorporated herein.
1.4
Cooperate. Sublandlord and Subtenant covenant and agree to reasonably cooperate with each other, and Subtenant further covenants and agrees to reasonably cooperate with any other subtenant or occupant to which Sublandlord subleases or otherwise permits occupancy of the Premises, in connection with the scheduling and use of the Shared Space.
1.5
Sublandlord’s Data and Telecommunications. Provided it does not materially interfere with Subtenant’s business, access to or quiet enjoyment of the Subleased Premises (however, subtenant acknowledges that such work may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present currently in the Subleased Premises), Sublandlord reserves the right to extend utility or other similar wiring or cabling through the Subleased Premises to support other areas of the Premises, in a mutually agreeable location or locations within the Subleased Premises; provided that such wiring and/or cabling shall be placed behind walls, above drop ceilings or in such other locations that do not reduce the useable square footage of the Exclusive Subleased Premises and Sublandlord shall repair any damage done in and to the Exclusive Subleased Premises in connection with such installation. In connection with the exercise of Sublandlord’s rights under this Section 1.5, Sublandlord shall use commercially reasonable efforts to minimize any interference with Subtenant’s use of or access to the Subleased Premises, and any such exercise of Sublandlord’s rights under this Section 1.5 shall be subject to Master Landlord’s prior consent to the extent required by the Master Lease and all terms and conditions of the Master Lease.
1.6
Subtenant’s Data and Telecommunications.
(a)
The Premises are currently equipped with Subtenant’s information technology (“IT”) systems, switches and switching equipment, racks, wiring, cabling, telecommunications, antenna, communication equipment, and like equipment or systems. Sublandlord and Subtenant acknowledge and agree that Sublandlord shall have the right to use certain of Subtenant’s IT pursuant to all terms and conditions of the Master Lease and a separate agreement while Sublandlord develops and installs its own IT systems, switches and switching equipment, racks, wiring, cabling, telecommunications, antenna communication equipment, and like equipment or systems.
(b)
Notwithstanding anything to the contrary set forth in this Sublease or in any other agreement between Sublandlord and Subtenant, and subject to all terms and conditions of the Master Lease, Sublandlord and Subtenant shall have equal rights to use and access the existing server room located in Room 1145 of the Building (“Server Room”) in the Premises for wiring and the storage of such party’s IT server rack and cabinet. Neither Sublandlord nor Subtenant makes any warranty or representation to the other as to whether the existing Server Room (including its existing HVAC, if any) and conduit is capable of supporting such party’s current, planned or future IT server rack, cabinet and equipment. If any modifications to the Server Room and/or Subtenant’s IT equipment, conduit or systems are needed to accommodate Sublandlord’s planned, existing or future IT equipment (including but not limited to additional HVAC), any such modification shall be made pursuant to and in accordance with all terms and conditions of the Master Lease and at the sole cost and expense of Sublandlord, with the prior reasonable consent of Subtenant and, to the extent required by the Master Lease, Master Landlord.
(c)
Sublandlord and Subtenant and each of their designated employees shall have access to the Server Room at all reasonable times.
2.
Term. The term of this Sublease (the “Sublease Term”) shall commence on the Effective Date (the “Sublease Commencement Date”), and shall expire on December 31, 2024 (“Sublease Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease.
3.
Use. Subtenant shall use and occupy the Subleased Premises in compliance with the Master Lease, and solely for conducting Subtenant’s business in accordance with the Permitted Use (provided that Subtenant shall not have the right to use the Subleased Premises for biomanufacturing uses under the Master Lease unless consented to by Sublandlord, such consent not to be unreasonably withheld, provided that it will not be unreasonable for Sublandlord to withhold such consent if Sublandlord is currently using or planning to use the all or most of the square footage of the Premises permitted to be allocated to biomanufacturing under the Master Lease), and for no other purpose unless Master Landlord and Sublandlord, each in their sole and absolute discretion, otherwise consents in writing. Notwithstanding the foregoing, Sublandlord acknowledges that Subtenant shall have the right to engage in biomanufacturing to the extent that Sublandlord does not require additional square footage for biomanufacturing under the allocation in the Master Lease and does not cause Sublandlord to be in default under the Master Lease. Sublandlord makes no representation or warranty regarding the compliance of the Subleased Premises with Applicable Laws, including without limitation the Americans with Disabilities Act of 1990, as amended (the “ADA”). As between Sublandlord and Subtenant, Sublandlord shall have no responsibility for compliance with Applicable Laws, including without limitation the ADA, with respect to the Subleased Premises except to the extent arising from any Alterations (as such term is defined in Section 8 of the Lease) made by Sublandlord after the Effective Date (including, without limitation, the Demising Work).
4.
Rent. Sublandlord shall be responsible for the timely payment of Base Rent and Additional Rent under the Master Lease and otherwise complying with the obligations of

Sublandlord under the Master Lease before and during the Sublease Term. Subtenant shall pay to Sublandlord the following as Sublease Rent hereunder:
4.1
Sublease Term Rent; Rent Commencement Date. Beginning on the Sublease Commencement Date, and continuing during the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Monthly Rent”) and in lieu of the Base Rent set forth in the Master Lease, in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Sublease Term from the Sublease Rent Commencement Date through the Sublease Expiration Date, an amount equal Subtenant’s Share of the Monthly Base Rent payable by Sublandlord with respect to the Premises, plus Subtenant’s Share of Additional Rent (as defined in the Master Lease) to be paid by Sublandlord with respect to the entire Premises under the Master Lease in and for the Sublease Term, excluding any late fees, damages or penalties arising from Sublandlord’s breach of the Master Lease (other than those, if any, resulting from Subtenant’s failure to comply with this Sublease). As used herein, “Subtenant’s Share” means: 30.15% (calculated by dividing the square footage of the Subleased Premises by the total square footage of the Premises), which shall be adjusted if the Premises leased by Sublandlord under the Master Lease is adjusted. Notwithstanding anything to the contrary contained herein, during any free rent period for the Expansion Premises under Section 7(a) of the Third Amendment, Subtenant shall pay Monthly Rent as though Sublandlord were required to pay Monthly Rent under the Master Lease in full for such period and Subtenant shall have no right to any abatement of Monthly Rent on account of Sublandlord receiving an abatement of Monthly Rent under the Third Amendment.
4.2
Direct Expenses. In addition to the Monthly Rent, commencing on the Sublease Commencement Date and continuing during the Sublease Term, Subtenant shall pay to Sublandlord, as Additional Rent, in advance on the first day of each and every calendar month during the Sublease Term, an amount equal to Subtenant’s Share of Tenant’s Share (as defined in the Master Lease) of Master Landlord’s estimate of the Direct Expenses that Sublandlord is charged by Master Landlord pursuant to Article 4 of the Master Lease (the “Direct Expense Rent”), which shall be subject to change by written notice from Sublandlord to Subtenant from time to time as and when Master Landlord changes the estimated monthly payments due by Sublandlord for Tenant’s pro rata share of Direct Expenses under the Master Lease. Sublandlord shall promptly provide to Subtenant copies of (i) any changes delivered in writing by Master Landlord in the estimated monthly payments due by Sublandlord for Tenant’s Share of Direct Expenses under the Master Lease and (ii) Direct Expense statements that Sublandlord receives from Master Landlord. If Master Landlord changes the estimated monthly payments due by Sublandlord for Tenant’s Share of Direct Expenses under the Master Lease in writing or if Sublandlord reconciles the actual Tenant’s Share of Direct Expenses due by Sublandlord under the Master Lease with Master Landlord for any calendar year during the Sublease Term, Sublandlord shall provide such change and/or reconciliation in an estimate of Direct Expenses or Direct Expense statement to Subtenant and shall also reconcile the Direct Expense Rent with Subtenant in accordance with Subtenant’s Share. Sublandlord shall credit any overpayments to Subtenant against the next Monthly Rent payment due by Subtenant, provided that Sublandlord has received a refund or credit of such overpayment from Master Landlord, and Subtenant shall pay any shortfall in the estimate of actual costs within thirty (30) days following delivery of the change in any estimates of Direct Expenses or Direct Expense statement to Subtenant.

4.3
Other Charges. In addition to Monthly Rent and (without duplication of) Direct Expenses Rent under Section 4.2 above, commencing on the Sublease Commencement Date and continuing during the Sublease Term, Subtenant shall pay Sublandlord, as “Sublease Additional Rent”, (i) Subtenant’s Share of (x) all costs charged to Sublandlord by Master Landlord or utility or service provider for any service or utility furnished to the extent such utility or service is provided to and utilized by the Subleased Premises, and (y) any and all other amounts of Additional Rent (as defined in the Master Lease) that are charged to Sublandlord by Master Landlord or payable by Sublandlord to any third party pursuant to the provisions of the Master Lease or otherwise, and in the case of each of subsections (x) and (y), to the extent such cost arise out of utilities and/or services provided to and utilized by the Subleased Premises, including, without limitation, all utilities paid by Sublandlord under Article 6 of the Master Lease, whether to Master Landlord or a third party provider; (ii) any and all charges incurred by Sublandlord that are specifically attributable exclusively to Subtenant, the Subleased Premises, or Subtenant’s operations therein or Subtenant’s Alterations made to the Subleased Premises, and not shared with any other portion of the Premises or Sublandlord; and (iii) any and all charges, actually incurred for services requested by Subtenant that Sublandlord is liable to Master Landlord or any third party provider or which relate to services that Master Landlord is not obligated to provide at no additional cost under the Master Lease (each being, and collectively, “Other Charges”). Such Other Charges, if not paid directly to the Master Landlord by Subtenant (which payment shall be made on or before the due date), shall be paid to Sublandlord for remittance to Master Landlord within thirty (30) days of being billed to Subtenant by Sublandlord. If Subtenant pays such Other Charges directly to Master Landlord, Subtenant shall provide documentation of such payment within five (5) days after such payment is made. Sublandlord shall deliver to Subtenant a copy of any statement received by Sublandlord from the Master Landlord reflecting all such Sublease Additional Rent including those attributable 100% to Subtenant. Additionally, if Sublandlord shall be charged by reason of Subtenant’s acts or defaults under this Sublease for any sums pursuant to the provisions of the Master Lease, then Subtenant shall be liable for such sums with respect to the Subleased Premises, and such sums shall be deemed Sublease Additional Rent and collectible as such and shall be payable by Subtenant within thirty (30) days’ written notice from Sublandlord.
4.4
“Sublease Rent” Defined. All Monthly Rent, Direct Expense Rent, Sublease Additional Rent and other monetary obligations of Subtenant to Sublandlord under the terms of this Sublease are deemed to be rent (“Sublease Rent”). Sublease Rent shall be paid promptly when due, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. Sublandlord shall have the same remedies for default in payment of Direct Expense Rent and Other Charges as Sublandlord has for default in payment of Monthly Rent. Except Direct Expense Rent or as otherwise expressly stated herein, Sublease Additional Rent will become due thirty (30) days after the date of Subtenant’s receipt of Sublandlord’s invoice therefor. Sublease Rent shall be payable in lawful money of the United States to Sublandlord by ACH or wire transfer to an account that Sublandlord may designate in writing. Sublease Rent payable for any partial month during the Sublease Term shall be prorated on a daily basis based on the actual number of days in such month. No payment by Subtenant or receipt or acceptance by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Sublease Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord in this Sublease or at law.

5.
Condition of Subleased Premises. Subtenant is subleasing the Subleased Premises in its “as is” condition existing as of the Sublease Commencement Date, and Sublandlord shall have no obligation to furnish, render or supply any allowance, work, labor, services, material, fixtures, equipment or decorations to make the Subleased Premises ready for Subtenant’s occupancy. The taking of possession of each portion of the Subleased Premises by Subtenant shall be conclusive evidence as against Subtenant that such portion of the Subleased Premises was in satisfactory condition at the time possession was taken. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that no representations have been made to it by Sublandlord with respect to the condition of the Subleased Premises. Other than as set forth in this Sublease, all maintenance (including all routine maintenance contracts), repair and, as necessary, replacement to maintain the Exclusive Subleased Premises in the condition required under the Master Lease shall be the responsibility of Subtenant at Subtenant’s sole cost and expense during the Sublease Term.
6.
Subtenant’s Alterations; Sublandlord’s Consent.
6.1
Subtenant’s Proposed Alterations. Notwithstanding anything to the contrary in the Master Lease or this Sublease, provided that Sublandlord has granted its prior written consent for Subtenant to make Alterations (“Subtenant’s Proposed Alterations”) to the Subleased Premises in accordance with Section 6.2 below, Subtenant shall be permitted to seek Master Landlord’s consent for Subtenant to make Subtenant’s Proposed Alterations to the Subleased Premises and Subtenant shall have the use of the Sublease Allowance for such purposes. Except for the Sublease Allowance, Subtenant shall provide a copy of all correspondence with Master Landlord regarding Subtenant’s Proposed Alterations to Sublandlord within three (3) business days after Subtenant giving or receiving such correspondence, as applicable. Subtenant shall be solely responsible for any and all costs relating to approval and performance of the construction of Subtenant’s Proposed Alterations, including, without limitation, architectural plans, inspections, alterations, legal fees, permits, and compliance with laws and regulations, and thereafter for any and all costs relating to maintenance, repair, replacement and removal of the Subtenant’s Proposed Alterations. Subtenant shall be solely responsible for obtaining and paying for all necessary permits in connection with the construction of any Subtenant’s Proposed Alterations.
6.2
Sublandlord’s Consent to Subtenant’s Proposed Alterations. Subtenant shall not make or cause, suffer or permit the making of any Alterations in or to the Subleased Premises, without in each instance, first (i) obtaining the prior written consent of Master Landlord and of Sublandlord, which, if Master Landlord has granted consent, will be granted in Sublandlord’s reasonable discretion (provided that denial of such consent by Sublandlord will not be deemed unreasonable with respect to any Alterations that, without limitation, (w) are for expanding the square footage of the Subleased Premises used as a vivarium beyond the existing vivarium in a the Subleased Premises or otherwise require a change in the Permitted Use, (x) would reasonably be expected to materially adversely affect or interfere with Sublandlord’s or any other tenant’s business operations in the Premises, (y) would reasonably be expected to materially adversely affect the Building structure or systems or materially increase Sublandlord’s costs of operating the Premises or (z) would be visible from the exterior of the Subleased Premises), to install such proposed Alterations; and (ii) complying with this Sublease and the Master Lease. If any Subtenant’s Proposed Alterations are made without Master Landlord’s or Sublandlord’s consent as required under this Section 6, Master Landlord or Sublandlord may remove the same, and may correct, repair and restore the Subleased Premises and any damage arising from such removal, and Subtenant shall be liable for all costs and expenses incurred by Sublandlord and all costs and expenses incurred by Master Landlord in the performance of such removal and restoration work. Subtenant acknowledges and agrees that Sublandlord shall bear no cost or expense relating to any Subtenant’s Proposed Alterations, including the review thereof or the installation, maintenance and repair of any approved Alterations. Any and all of Subtenant’s Proposed Alterations shall be performed by Subtenant pursuant to and in accordance with all terms and conditions of the Master Lease.
6.3
Removal of Alterations. At the expiration or earlier termination of this Sublease, and without limitation of Subtenant’s other surrender obligations below, Subtenant shall remove all Alterations then in the Subleased Premises: (a) if such Alterations existed in the Subleased Premises as of the Effective Date, to the extent that Master Landlord notified Subtenant that such Alterations would be required to be removed at the expiration or earlier termination of the Lease Term or Master Landlord preserved its right to require removal and/or restoration of such Alterations in accordance with Section 8.3 of the Master Lease, the presumption being, as between Sublandlord and Subtenant, that, absent Master Landlord delivering written evidence to the contrary, no removal is required or Master Landlord did not reserve the right to so require, except that Sublandlord and Subtenant hereby acknowledge there is a removal requirement for the generator pad previously constructed by Subtenant, and (b) if such Alterations are constructed by Subtenant after the Effective Date, to the extent that Master Landlord and/or Sublandlord notify Subtenant in writing, at the time Subtenant specifically requests consent to such Alterations, that such Alterations will be required to be removed at the expiration or earlier termination of the Sublease Term in accordance with Section 8.3 of the Master Lease, provided further that it is hereby acknowledged that Master Landlord may preserve its right to require removal and/or restoration of such Alterations in accordance with Section 8.3 of the Master Lease, and, in each case, repair all damage resulting from such removal. Subtenant shall indemnify Sublandlord and Master Landlord from and against any costs, fees or liabilities incurred by Sublandlord or Master Landlord (including, without limitation, under the Master Lease) by reason of any of Alterations made by Subtenant to the Subleased Premises, including, without limitation, all costs and expenses incurred by Master Landlord or Sublandlord with respect to Subtenant’s failure to remove any Alterations made by Subtenant in or to the Subleased Premises as required under this Section 6. Subtenant's obligations under this Section 6 shall survive the termination of this Sublease. Except to the extent provided in Section 7(b) below or pursuant to the terms and conditions of the Master Lease, Subtenant shall not place, inscribe, paint or affix or otherwise display any sign, advertisement, picture, lettering or notice of any kind on any part of the Shared Space, Premises or exterior or interior common areas of the Building (including windows and doors) or on any part of the interior of Subleased Premises which can be seen from outside the Subleased Premises.
7.
Master Lease.
7.1
Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease and to the matters to which the Master Lease is or shall be subject and subordinate. A copy of the Master Lease has been furnished to, and examined by, Subtenant. Subtenant agrees as follows: except as otherwise provided in this Sublease, all references in such incorporated provision to the word “Tenant” shall be deemed to refer to Subtenant, all references to the word “Premises” shall be deemed to refer to the Subleased Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the word “Term” shall be deemed to refer to the Sublease Term, all references to the term “Landlord” shall be deemed to refer to the Sublandlord, and all references to the term “indemnitees” shall be deemed to include reference to the Sublandlord, each unless expressly stated, or the context would imply, otherwise):
(a)
Basic Lease Provisions. The provisions of the Master Lease are hereby incorporated herein by reference, except to the extent that they are inapplicable or modified by the provisions of this Section 7 hereof or otherwise by this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Master Lease binding upon or inuring to the benefit of Master Landlord shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding upon or inuring to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, except for Sections 1, 2.2, 3, 4, 5, 7, 9, 10, 11, 12, and 14 of the Summary of Basic Lease Information, Sections 1.1.1, 1.2, 1.4, 2.1, 2.2, 3, 7, 8.1, 10.7, 14 (except to the extent referenced in Section 7.1(g) below), 23, 29.4, 29.6 (but only the last three sentences), 29.14, 29.15, 29.24 (but only references to “Brokers” and the last sentence) 29.32, 29.33, 29.34 of the Original Lease, Exhibit 1.1.1-1, Exhibit 1.1.1-2, Exhibit 1.4.2, Exhibit 14.1, Exhibit 18 and Exhibit 29.32.1 thereof, the First Amendment (other than subsection 4(b)(iii) and Section 5), the Second Amendment, and Sections 4, 5, 6, 7, 8, 9, 12, 13), 14, 15, 17, 18(b) and (c), 19 (other than the first sentence of the amended to Section 14.2), 21, 23, 25, and Exhibits A, B and C of the Third Amendment. In no event shall Subtenant have any extension, expansion, contraction, termination, signage (other under Section 7.1(b) below), improvement allowance, roof, parking (other than under Section 7.1(g) below), assignment or subletting, passenger or freight elevator usage to any floor above the first floor or other similar options and rights set forth in the Master Lease. Notwithstanding anything in the foregoing or elsewhere in this Sublease, nothing in this Sublease shall abridge, diminish or negate any rights of Master Landlord under the Master Lease.

Neither party shall take any action or do, omit to do, or permit to be done anything (i) in violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations); or (ii) which could result in any additional cost or other liability to Sublandlord unless Subtenant assumes and pays such cost or liability.

Subtenant expressly agrees that, if the Master Lease or Sublandlord’s tenancy, control or right to possession of the Premises shall terminate by expiration or any other cause, including, without limitation, a termination caused by Sublandlord’s exercise of any right of Sublandlord under the Master Lease to terminate the Master Lease by reason of fire, casualty or condemnation, this Sublease shall thereupon immediately cease and terminate and Subtenant shall give immediate possession to Sublandlord; provided, however, that the liability of the Subtenant to the Sublandlord or the liability of the Sublandlord to the Subtenant for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination.

(b)
Signage. Subtenant’s right to install signage for the Subleased Premises shall be limited to the Exclusive Subleased Premises and shall be subject to Sublandlord’s and Master Landlord’s prior approval as to location, size, design and composition (in Sublandlord’s reasonable discretion and Master Landlord’s sole and absolute discretion) and otherwise governed by all terms and conditions of the Master Lease, including, without limitation, Article 23 of the Master Lease. Subtenant shall have the right to install Exterior Building Signage to the extent approved by Master Landlord, provided that such signage does not diminish Sublandlord’s right to Exterior Building Signage or visually interfere with or obstruct Sublandlord’s Exterior Signage. The parties shall cooperate, in good faith, to install signage in the shared reception area for each of Sublandlord and Subtenant subject to Sublandlord’s and, to the extent required pursuant to the Master Lease, Master Landlord’s prior approval, as to location, size, design and composition (in Sublandlord’s reasonable discretion and, if applicable, Master Landlord’s sole and absolute discretion).
(c)
Utilities and Services. Subtenant’s consumption of utilities shall be subject to all terms and conditions of the Master Lease, including, without limitation, Article 6 of the Master Lease, which is incorporated herein by this reference. Subtenant and Sublandlord hereby agree that Subtenant shall pay Subtenant’s Share of the cost of such utilities in accordance with Section 4.3 above; provided that if Subtenant’s use of or Alterations to the Subleased Premises causes material increases to the cost of utilities, Subtenant shall pay such additional costs. Sublandlord shall provide pest control, janitorial and char service for the Shared Space to the extent required by the Master Lease and Subtenant shall pay Subtenant’s Share for such services as Additional Rent in the amount set forth on Schedule A. All utilities which are separately metered for the Subleased Premises shall be at Subtenant’s sole cost and expense and shall be paid directly to such utility provider. Any services not furnished through systems or facilities provided or maintained by Master Landlord under the Master Lease shall be the responsibility of Subtenant to obtain, at Subtenant’s sole cost and expense, subject to the terms and conditions of the Master Lease; provided that Sublandlord shall maintain the HVAC, hot water boilers, steam boiler system for the Shared Space, to the extent the same are the responsibility of the tenant under the Master Lease, and Subtenant shall reimburse Sublandlord for Subtenant’s Share of such costs and expenses as Additional Rent in the amount set forth on Schedule A. In addition, if Subtenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building by reason of Subtenant’s equipment or extended hours of business operations, then Subtenant shall first procure Sublandlord’s and, to the extent required under the Master Lease, Master Landlord’s consent for the use thereof, which consent Sublandlord and, to the extent permitted under the Master Lease, Master Landlord may condition upon the availability of such excess utilities or services, and Subtenant shall pay as Sublease Additional Rent an amount equal to the cost of providing such excess utilities and services. Sublandlord shall provide management, cleaning and restocking of the reception area, café, breakroom, and restrooms in the Shared Space and Subtenant shall reimburse Sublandlord there for as Additional Rent the amount set forth in Schedule A. Unless expressly set forth in this Sublease, Sublandlord shall not be responsible for the maintenance and repair obligations of the tenant under 6.2.1 of the Master Lease with respect to the Subleased Premises.

(d)
Time Limits. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of tenant thereunder, for the occurrence of an event of default thereunder or for the exercise by the tenant thereunder of any right, remedy or option required to be performed by the tenant under the Master Lease, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease, unless Sublandlord has as tenant under the Master Lease three (3) or fewer days in which event Subtenant shall have the time Sublandlord has as tenant under the Master Lease.
(e)
Insurance. On or before the Sublease Commencement Date, and for the duration of the Sublease Term, Subtenant, at Subtenant’s sole expense, shall obtain and maintain for the benefit of Sublandlord and Master Landlord, the insurance types and coverages (and in such form) as are required by Article 10 of the Master Lease to be obtained and maintained by Sublandlord as tenant, which are incorporated herein by this reference, in amounts not less than those specified in the Master Lease, including, without limitation Section 10.3 of the Master Lease, which policies shall be in form and content reasonably satisfactory to Sublandlord. Each policy of liability insurance shall name Sublandlord and Master Landlord as an additional insured and the waiver of subrogation requirements of property policies shall operate between Sublandlord and Subtenant, in the same manner as between Master Landlord and Sublandlord. Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of Master Landlord and Sublandlord which Sublandlord is required to provide pursuant to the provisions of the Master Lease. Subtenant’s insurance shall be primary over Master Landlord’s and Sublandlord’s insurance. Without limitation of the foregoing, such insurance shall not be canceled or modified unless thirty (30) days prior written notice shall have been given to Sublandlord by Subtenant.
(f)
Parking. During the Sublease Term, Subtenant shall have the right to use Subtenant’s Share of the net total number of parking spaces available to Sublandlord under the Master Lease to park standard size automobiles and small utility vehicles in the parking facilities that serve the Project in accordance with the terms and subject to the conditions set forth in Article 28 of the Master Lease (i.e., Subtenant’s Share shall be calculated after deduction of any parking space reductions for Exterior Equipment and/or Special Systems installations).
(g)
Assignment and Subletting. Subtenant shall not assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, this Sublease or any of its interest in this Sublease, permit any assignment, or other transfer of this Sublease or any interest hereunder by operation of law, or sub-sublet, license or otherwise permit the use or occupancy of the Subleased Premises or any portion thereof by anyone other than Subtenant (each a “Transfer”) without the prior written consent of (i) Master Landlord and (ii) Sublandlord, which consent may be granted, each in their sole discretion. Any agreement in breach of the preceding provision shall be void. In connection with any Transfer requiring Sublandlord’s and/or Master Landlord’s consent under this Sublease and/or Master Landlord’s consent under the Master Lease, the form of sublease or assignment to be used, as applicable, shall be subject to approval by Sublandlord and Master Landlord each in their sole discretion, and Subtenant shall pay Master Landlord’s review and processing fees, as well as professional fees under the Master Lease, and Sublandlord’s reasonable review and processing fees, as well as reasonable professional fees

(including, without limitation, attorneys’ accountants’ architects’ engineers and consulting fees), in any case, whether or not such consent is granted. Provided that Subtenant does not trigger Section 14.4 of the Master Lease, Subtenant may engage in a Transfer that is a Change in Control (as defined below) or an assignment of the entire Sublease without Sublandlord’s consent, and without Master Landlord’s consent if such Transfer is a “Permitted Transfer” under Section 14.8 of the Master Lease. If Subtenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control (each a “Change in Control”) shall be regarded as a Transfer of this Sublease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Section 7(g) with respect to an assignment of this Sublease to the same extent and for all intents and purposes as though such were an assignment. Notwithstanding anything to the contrary herein, a Change of Control or an assignment of the Sublease that would otherwise be a Permitted Transfer under the Master Lease shall require Sublandlord’s consent, in its sole discretion, if the persons or entities acquiring such ownership or control are engaged in the business of viral vector process development or manufacturing. In no event shall any provision of this Sublease limit or modify any right of Master Landlord under Article 14 of the Master Lease. Notwithstanding the foregoing, any Transfer shall be expressly conditioned upon the prior written consent of Master Landlord, and shall, in all instances, comply with all terms and conditions of the Master Lease. No Transfer by Subtenant approved by Sublandlord and Master Landlord under this Section 7(g) shall release Subtenant of Subtenant’s obligations under this Sublease. Any Transferee, whether by a Change of Control or otherwise, shall assume all Subtenant indemnity obligations hereunder as of the Effective Date.
(h)
Surrender. Subtenant shall surrender the Subleased Premises upon the expiration or earlier termination of this Sublease in the condition required under all terms and conditions of the Master Lease, including, without limitation, Article 15 of the Master Lease, and Section 6.3 of this Sublease. Notwithstanding the foregoing, at Sublandlord’s written request given prior to the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Subleased Premises with those items of Subtenant’s standard office furniture (“Retained Furniture”), an itemized list of which shall be as agreed upon by Sublandlord and Subtenant, and in consideration of Ten Dollars ($10.00) paid by Sublandlord to Subtenant as of such date and such other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, then Subtenant agrees to sell to Sublandlord all of its right, title and interest in the Retained Furniture on the day immediately preceding the expiration date of the Sublease Term.
(i)
Casualty; Condemnation. The restoration obligations of “Landlord” under Articles 11 and 13 of the Master Lease shall be the responsibility solely of Master Landlord and shall not be the responsibility of Sublandlord. In the event of casualty or condemnation, if the Master Lease is terminated with respect to all or a portion of the Subleased Premises pursuant to the provisions of the Master Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Master Landlord for the loss of its interest hereunder or any of Subtenant's property. Any election right or option in the Master Lease with respect to restoration of the Premises or the Building or termination of the Master Lease is expressly reserved to Sublandlord to exercise in its reasonable discretion, and Subtenant shall have a proportional right to abatement (as set forth in this Section) in connection with any casualty or condemnation of the Subleased Premises or the Building other than by reason of damage resulting from Subtenant’s misuse, negligence, or willful misconduct. In the event that a certain number of days of Sublandlord’s rental obligations are actually abated by Master Landlord pursuant to Articles 11 or 13 of the Master Lease with regard to the Subleased Premises other than by reason of damage resulting from Subtenant’s misuse, negligence, or willful misconduct, a similar number of days of Subtenant’s rental obligations shall be abated under this Sublease in the same and any such abatement received by Sublandlord shall be proportionately shared with Subtenant based upon the amount of Sublandlord’s rent obligations under the Master Lease relative to the amount of Subtenant’s rental obligations under this Sublease. In the event the Building (including, without limitation, any part of the Subleased Premises) or any other Common Areas of the Project are damaged or destroyed in whole or in part in circumstances resulting from Subtenant’s misuse, negligence, or willful misconduct, Subtenant shall be solely responsible for, at Subtenant’s sole cost and expense, all repair and restoration as may be required to restore the affected portions of the Project to a condition comparable to that existing immediately prior to the occurrence and for any and all other costs, expenses, claims, liabilities and losses incurred, whether directly or indirectly, by Sublandlord and Master Landlord as a result thereof.
(j)
Estoppel Certificate. Any statement delivered by Subtenant to Sublandlord pursuant to Article 17 of the Master Lease that has been incorporated herein by reference, may be relied upon by Master Landlord or any mortgagee of Master Landlord or any existing or prospective purchaser, transferee or mortgagee of any or all of the Subleased Premises) and by any prospective assignee or transferee of the leasehold estate under the Master Lease. Unless otherwise agreed by Master Landlord, in no event shall Master Landlord be obligated to deliver an estoppel certificate to Subtenant.
(k)
Hazardous Materials. Subtenant expressly acknowledges and agrees that it shall perform all removal, decontamination, compliance, reporting and remediation obligations in respect of the Subleased Premises to the extent required by Section 5.3 of the Master Lease, which has been incorporated herein by reference. If any written report, including any report containing results of any Environmental Assessment (as defined in the Master Lease) (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Subtenant has a removal or remediation obligation under Section 5.3 of the Master Lease, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required pursuant to Section 5.3 of the Master Lease, Subtenant shall immediately prepare and submit to Sublandlord and Master Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Sublandlord’s and Master Landlord’s written approval, specifying the actions to be taken by Subtenant to perform the Clean-up so that the Subleased Premises are restored to the conditions required by Section 5.3 of the Master Lease. Upon Sublandlord’s and Master Landlord’s approval of the Clean-up plan, Subtenant shall, at Subtenant’s sole cost and expense, without limitation of any rights and remedies of Sublandlord or Master Landlord under this Sublease, immediately implement such plan with a consultant reasonably acceptable to Sublandlord and Master Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Sublease. If, within thirty (30) days after receiving a copy of such Environmental Report, Subtenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty (30) day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Sublandlord shall have the right, but not the obligation, and without waiving any other rights under this Sublease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Subleased Premises, and recover all of the costs and expenses thereof from Subtenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.
8.
Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Except as expressly permitted under this Sublease, Subtenant agrees not to contact Master Landlord directly, including, without limitation, concerning the Subleased Premises, Shared Space or any Master Lease or Sublease provision or obligation (e.g., the provisions of any utilities and services under the Master Lease and/or the making of any repairs or restorations). Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease in its capacity as the lessor of the Building. Moreover, during the Sublease Term, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord’s breach of its covenants and obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has expressly agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has expressly agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has expressly agreed in the Master Lease to comply, or (iv) to make any payment or take any action with respect to the operation, administration or control of the Project, the Premises, the Subleased Premises or any of the Common Areas that the Master Landlord has expressly agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations as expressly set forth under the Master Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use reasonable best efforts to cause Master Landlord to resolve such breaches, defaults or failures of Master Landlord under the Master Lease by promptly requesting and pursuing until response of Master Landlord, (i) additional services and/or the making of any repairs or restorations as requested by Subtenant pursuant to the terms and provisions of the Master Lease as incorporated herein and (ii) Master Landlord’s consent for any action to which Sublandlord has consented and, pursuant to the terms and provisions of this Sublease and/or the Master Lease, for which Master Landlord’s consent is required; provided, further however, Sublandlord shall not be required to incur any expense or expend any sums in connection with performing its obligations under the immediately preceding sentence, unless Subtenant prepays such expense and only to the extent of such prepayment, or have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Master Lease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Master Lease or as to any obligation of Master Landlord, Sublandlord shall not be required to make any payment, provide any services or perform any obligation of Master Landlord under the Lease, and

Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and other sums due under the Master Lease and otherwise to perform its obligations under the Master Lease and under this Sublease (other than any such obligations of Sublandlord under the Master Lease to be performed by Subtenant under the express terms of this Sublease), and for Sublandlord’s obligation to make a written demand upon Master Landlord to fulfill its obligations as expressly set forth under the Master Lease, upon request of Subtenant and at Subtenant’s sole cost and expense. Sublandlord shall have no liability to Subtenant, nor shall Subtenant’s obligations under this Sublease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Subtenant’s business arising from Master Landlord’s making repairs or changes which Master Landlord is required or permitted to make under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Master Landlord, including, without limitation, heat, air conditioning, water and elevator service; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, (b) right to terminate this Sublease or (c) liability on the part of Sublandlord; provided, however, to the extent that a certain number of days of Sublandlord’s rental obligations are abated pursuant to the Master Lease with respect to the Subleased Premises, then a similar number of days of Subtenant’s rental obligations shall be abated under this Sublease other than by reason of damage resulting from Subtenant’s misuse, negligence, or willful misconduct and any such abatement actually received by Sublandlord shall be proportionately shared with Subtenant based upon the amount of Sublandlord’s rent obligations under the Master Lease relative to the amount of Subtenant’s rental obligations under this Sublease. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Master Landlord.
9.
Indemnification.
9.1
Indemnity by Subtenant. Any applicable non-liability, waiver, release, defense, indemnification or hold harmless provision of the Master Lease for the benefit of Master Landlord under the Master Lease that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord (except to the extent of Sublandlord’s indemnification obligations under Section 9.2 below), Master Landlord, and any other person specifically named to be benefited by said provision, for the purpose of incorporation by reference in this Sublease and shall apply to this Sublease as if each of Master Landlord and Sublandlord was the “Landlord” and Subtenant was the “Tenant” described in the Master Lease (except to the extent of Sublandlord’s indemnification obligations under Section 9.2 below). Except to the extent caused by the gross negligence or willful misconduct of Sublandlord or the Sublandlord Parties (as defined below) and except for Sublandlord’s indemnification obligations set forth in Section 9.2 below, to the maximum extent permitted pursuant to Applicable Laws, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Exclusive Subleased Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Exclusive Subleased Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Sublandlord, the Guarantor (as defined in the Master Lease) its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Sublandlord Parties”; provided that for purposes of this Sublease, Subtenant shall be deemed not to be a Sublandlord Party) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or by other persons claiming through Subtenant. Subtenant shall indemnify, defend, protect, and hold harmless the Sublandlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (“Claims”) during the Sublease Term or any period of Subtenant’s occupancy of the Subleased Premises incurred in connection with or arising from (a) any cause in, on or about the Subleased Premises (including, but not limited to, a slip and fall) provided that the terms of the foregoing indemnity shall not apply to the extent of any gross negligence or willful misconduct of Sublandlord or to any Claims for which Sublandlord has an indemnity obligation pursuant to Section 9.2 below, (b) any negligent acts or omissions of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such person, in, on or about the Project, (c) any breach of the terms of this Sublease by Subtenant, either prior to, during, or after the expiration of the Sublease Term, or (d) any dispute between Sublandlord and Master Landlord regarding the requirement to remove Alterations that would be subject to Section 6.3 above regardless of the result of the final determination and the costs of removal and restoration of such Alterations in the event of a final determination that removal thereof is required. Should Sublandlord be named as a defendant in any suit brought against Subtenant in connection with any matter for which Subtenant is required to indemnify Sublandlord under this Section 9.1, Subtenant shall pay to Sublandlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 9.1 shall survive the expiration or sooner termination of this Sublease.
9.2
Indemnity by Sublandlord. Except to the extent arising from the gross negligence or willful misconduct of Subtenant, Sublandlord shall indemnify Subtenant against all Claims (a) directly caused by the gross negligence or willful misconduct of Sublandlord in the Exclusive Subleased Premises during the Sublease Term, or (b) directly caused by the conduct of the Sublandlord Parties in the Shared Space or of any business of the Sublandlord Parties therein. The provisions of this Section 9.2 shall survive the expiration or sooner termination of this Sublease.
10.
Notices. All notices, consents, approvals, demands and requests (collectively “Notices”) which are required or desired to be given by either party to the other hereunder shall be given in accordance with Section 29.18 of the Master Lease that has been incorporated herein by reference, except that if addressed to: (i) Sublandlord then addressed to Roadrunner Solutions LLC, One Patriots Park, Bedford, Massachusetts 01730, Attention: Tim Kelly, Chief Executive Officer, Email: tim.kelly@homologymedicines.com, and (ii) Subtenant then addressed to Homology Medicines, Inc., One Patriots Park, Bedford, Massachusetts 01730, Attention: Paul Alloway, General Counsel, Email: palloway@homologymedicines.com and with a copy to Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, Massachusetts 02116, Attention: Peter N. Handrinos and Matthew W. Goulding, Email: Peter.Handrinos@lw.com, except that any notice sent by U.S. mail shall be deemed delivered upon receipt. Each party hereto may from time to time change the names and/or addresses to which Notices given to it shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a Notice given in accordance with the provisions of this Section. Further, Subtenant shall promptly, but in all events, not later than three (3) business days after receipt thereof, each furnish to Sublandlord a copy of each notice, demand or other written communication sent to or received from Master Landlord.
11.
Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease and Sublandlord has agreed not to unreasonably withhold or delay such consent or approval, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if the consent or approval of Master Landlord has not been obtained despite Sublandlord’s repeated requests therefor in accordance with Section 8 above. Sublandlord and Subtenant hereby acknowledge and agree that this Sublease is subject to Sublandlord obtaining the written consent (the “Consent”) of Master Landlord as provided in the Master Lease. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Sublease Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent has been obtained.
12.
Sublandlord’s Covenants. Sublandlord covenants to do the following:
12.1
Sublandlord shall not (1) voluntarily agree with the Master Landlord to, or, pursuant to the terms of the Master Lease, unilaterally, surrender or terminate the Master Lease prior to its scheduled expiration date during the Sublease Term without the consent of Subtenant, provided that Sublandlord shall be permitted without Subtenant’s consent to otherwise terminate the Master Lease pursuant to its terms and conditions (including a termination caused by Sublandlord’s exercise of any right of Sublandlord under the Master Lease to terminate the Master Lease by reason of fire, casualty or condemnation), or (2) amend or modify the Master Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Subleased Premises;
12.2
Sublandlord shall comply with all the terms and provisions of the Master Lease, except to the extent Subtenant has assumed the same or cause Sublandlord’s non-compliance with any term or provision of the Master Lease, and
12.3
Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any material effect upon the Subleased Premises or this Sublease.
13.
Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a breach or default by Subtenant under this Sublease, Sublandlord may, after providing prior written notice to Subtenant and without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. In the event that Sublandlord provides such payment hereunder, Subtenant shall reimburse Sublandlord for such payments on demand. In the event of Sublandlord’s failure to pay Rent under the Master Lease by the date due (other than a failure, if any, resulting from Subtenant’s failure to comply with this Sublease) and such failure continues for three (3) business days after notice of such failure is given to Sublandlord by Master Landlord, Subtenant shall have the right (but not the obligation, unless so required by the Master Landlord) on written notice, to provide such payments to Master Landlord unless Sublandlord, at its sole election, within two (2) business days after such written notice from Subtenant (a) provides Subtenant with reasonable assurances that such failure will not cause Sublandlord to be in default under the Master Lease, or (b) establishes an escrow account to hold such unpaid Rent pending resolution of such failure by Sublandlord and Master Landlord. In the event that Subtenant provides such payment hereunder, Sublandlord shall reimburse Subtenant for such payments on demand.
14.
Entire Agreement; Modification of Sublease. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease constitutes the parties’ entire agreement with respect to the subleasing of the Subleased Premises by Subtenant and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease, except as by mutual agreement of the parties. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Sublease, which modification will not cause an increased cost or expense to Subtenant or in any other way materially and adversely change the rights and obligations of Subtenant hereunder, then and in such event, Subtenant agrees that this Sublease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Sublandlord and/or Master Landlord within eight (8) business days following a request therefor.
15.
CONFIDENTIALITY. For purposes of this Sublease, “Confidential Information” shall mean any information disclosed by one party to the other party in the performance hereunder or encountered by either party in connection with the use of the shared space, including, without limitation, methods of operation, customers, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters; provided, however, “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the Effective Date, (b) becomes generally available to the public after the Effective Date other than as a result of a disclosure not otherwise permissible hereunder, (c) is acquired by the receiving party from third party sources not in breach of any confidentiality obligation of which the receiving party is aware and having the legal right to disclose same, or (d) is independently developed by the receiving party without use of or any reference to the confidential information of the disclosing party or other information obtained in dealings with the disclosing party; provided that none of the foregoing exclusions shall apply to Personally Identifiable Information which shall remain Confidential Information. Each party shall and shall cause their respective affiliates and representatives to keep confidential this Sublease and all Confidential Information provided to it by or on behalf of the other party or otherwise obtained by it in connection with this Sublease and/or any of the transactions contemplated by it. Notwithstanding the foregoing, neither party and its respective officers, directors, employees or affiliates shall have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by Applicable Laws; provided, however, that in the event disclosure is required by judicial or administrative process or by other requirements of Applicable Law, a party shall, to the extent reasonably possible and legally permissible, (x) provide the other party with prompt written notice of such requirement prior to making any disclosure so that such other party may seek an appropriate protective order and (y) disclose only that information that is required to be furnished.

Upon written request of the disclosing party, the other party will promptly return to such disclosing party all of the written Confidential Information of such disclosing party, as well as all written material which incorporates any Confidential Information of such disclosing party, except that one (1) copy of the Confidential Information may be retained by the other party for archival purposes. Each party acknowledges that the disclosure of Confidential Information without the disclosing party’s express written permission may cause such disclosing party irreparable harm and that the breach or threatened breach of this Section may entitle such disclosing party to injunctive relief, in addition to any other legal remedies that may be available to it. All obligations of confidentiality and non-disclosure set forth in this Section 15 will survive the expiration or earlier termination of this Sublease for a period of five years. As used herein, “Personally Identifiable Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household (including any information related to the health of a person) and any information derived from the foregoing.
16.
Brokerage. Subtenant warrants that it has not employed or dealt with any broker, agent or other finder that would be due any payment or commission in connection with the execution of this Sublease or occupancy of the Subleased Premises. Sublandlord warrants that it has not employed or dealt with any broker, agent or other finder that would be due any payment or commission in connection with the execution of this Sublease or occupancy of the Subleased Premises. Sublandlord and Subtenant shall indemnify and hold each other and Master Landlord harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. The provisions of this Section 16 shall survive the termination of this Sublease.
17.
Security Deposit. On or before the date that is thirty (30) days after the Effective Date, Subtenant shall provide a security deposit (the “Security Deposit”) in the form of a letter of credit in the amount of Six Hundred Seventy Thousand Six Hundred Nineteen and 73/100 Dollars ($670,619.73). The Security Deposit shall be subject to all of the same terms and conditions of the Total Premises Security Deposit in the Master Lease, except that Sublandlord shall be the beneficiary of the letter of credit and there shall be no reduction during the Sublease Term. There shall be no notice or cure period for failure to timely deliver the Security Deposit prior to such failure being a default of this Sublease.

[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBLANDLORD: ROADRUNNER SOLUTIONS LLC, a Delaware limited liability company By: /s/ Tim Kelly Name: Tim Kelly Title: Chief Executive Officer	SUBTENANT: HOMOLOGY MEDICINES, INC., a Delaware corporation By: /s/ Arthur O. Tzianabos Name: Arthur O. Tzianabos Title: President and Chief Executive Officer

[Schedule A]

EXHIBIT A

SUBLEASED PREMISES

SCHEDULE A

Payment for Services